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EXHIBIT 2.1








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                         AGREEMENT AND PLAN OF MERGER


                                BY AND BETWEEN


                       PROVIDENT BANKSHARES CORPORATION



                                      AND


                     FIRST CITIZENS FINANCIAL CORPORATION


                          DATED AS OF MARCH 10, 1997






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                               TABLE OF CONTENTS

                                   ARTICLE I
                                  THE MERGER

            1.1.  The Merger...............................................  2
            1.2.  Effective Time...........................................  2
            1.3.  Effects of the Merger....................................  2
            1.4.  Conversion of Company Common Stock.......................  2
            1.5.  Stock Options............................................  4
            1.6.  Buyer  Common Stock......................................  5
            1.7.  Articles of Incorporation................................  6
            1.8.  By-Laws..................................................  6
            1.9.  Directors and Officers...................................  6
            1.10. Tax Consequences.........................................  6

                                  ARTICLE II
                              EXCHANGE OF SHARES

            2.1.  Buyer to Make Shares Available...........................  7
            2.2.  Exchange of Shares.......................................  7

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            3.1.  Corporate Organization................................... 10
            3.2.  Capitalization........................................... 12
            3.3.  Authority; No Violation.................................. 14
            3.4.  Consents and Approvals................................... 16
            3.5.  Regulatory Reports; Examinations......................... 17
            3.6.  Financial Statements..................................... 18
            3.7.  Broker's Fees............................................ 19
            3.8.  Absence of Certain Changes or Events..................... 19
            3.9.  Legal Proceedings........................................ 20
            3.10. Taxes.................................................... 21
            3.11. Employees................................................ 23
            3.12. SEC Reports.............................................. 25
            3.13. Company Information...................................... 26
            3.14. Compliance with Applicable Law........................... 26
            3.15. Certain Contracts........................................ 26
            3.16. Agreements with Regulatory Agencies...................... 28
            3.17. Investment Securities.................................... 28
            3.18. Takeover Provisions...................................... 28
            3.19. Environmental Matters.................................... 29
            3.20. Opinion.................................................. 30
            3.21. Loan Portfolio........................................... 31
            3.22. Accounting for the Merger; Reorganization................ 32
            3.23. Property................................................. 32
            3.24. Approvals................................................ 33
            3.25. Equity and Real Estate Investments....................... 33


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                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

            4.1.  Corporate Organization................................... 33
            4.2.  Capitalization........................................... 35
            4.3.  Authority; No Violation.................................. 36
            4.4.  Consents and Approvals................................... 38
            4.5.  Financial Statements..................................... 39
            4.6.  Broker's Fees............................................ 40
            4.7.  Absence of Certain Changes or Events..................... 40
            4.8.  Legal Proceedings........................................ 41
            4.9.  Compliance with Applicable Law........................... 41
            4.10. SEC Reports.............................................. 42
            4.11. Buyer Information........................................ 42
            4.12. Ownership of Company Common Stock........................ 43
            4.13. Taxes.................................................... 43
            4.14. Employees................................................ 44
            4.15. Agreements with Regulatory Agencies...................... 45
            4.16. Regulatory Reports; Examinations......................... 45
            4.17. Environmental Matters.................................... 46
            4.18. Accounting for the Merger; Reorganization................ 47
            4.19. Loan Portfolio........................................... 47
            4.20. Opinion.................................................. 49
            4.21. Approvals................................................ 49

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

            5.1.  Covenants of the Company................................. 49
            5.2.  Covenants of Buyer....................................... 54

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

            6.l.  Regulatory Matters....................................... 56
            6.2.  Access to Information.................................... 57
            6.3.  Shareholder Meetings..................................... 59
            6.4.  Legal Conditions to Merger............................... 59
            6.5.  Affiliates; Publication of Combined Financial Results.... 60
            6.6.  NASDAQ Approval.......................................... 60
            6.7.  Employee Benefit Plans; Existing Agreements; Employment
                  and Consulting Agreements................................ 61
            6.8.  Indemnification.......................................... 64
            6.9.  Subsequent Interim Financial Statements.................. 67
            6.10. Additional Agreements.................................... 67
            6.11. Advice of Changes........................................ 68
            6.12. Current Information...................................... 68
            6.13. Directorships............................................ 69
            6.14. Accountants' Letters..................................... 69
            6.15. Execution and Authorization of Bank Merger Agreement..... 70


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                                  ARTICLE VII
                             CONDITIONS PRECEDENT

            7.1.  Conditions to Each Party's Obligation To Effect
                  the Merger............................................... 70
            7.2.  Conditions to Obligations of Buyer....................... 72
            7.3.  Conditions to Obligations of the Company................. 75

                                 ARTICLE VIII
                           TERMINATION AND AMENDMENT

            8.1.  Termination.............................................. 77
            8.2.  Effect of Termination; Expenses.......................... 80
            8.3.  Amendment................................................ 80
            8.4.  Extension; Waiver........................................ 81

                                  ARTICLE IX
                              GENERAL PROVISIONS

            9.1.  Closing.................................................. 81
            9.2.  Nonsurvival of Representations........................... 82
            9.3.  Expenses................................................. 82
            9.4.  Notices.................................................. 82
            9.5.  Interpretation........................................... 83
            9.6.  Counterparts............................................. 84
            9.7.  Entire Agreement......................................... 84
            9.8.  Governing Law............................................ 84
            9.9.  Enforcement of Agreement................................. 84
            9.10. Severability............................................. 84
            9.11. Publicity................................................ 85
            9.12. Assignment; No Third Party Beneficiaries................. 85

      EXHIBIT LIST

      Exhibit 3.2 - Option Agreement

      Exhibit 6.7(e)(i) - Employment Agreement

      Exhibit 6.7(e)(ii) - Change in Control Agreement

      Exhibit 6.7(e)(iii) - Consulting Agreement

      Exhibit 6.15 - Bank Merger Agreement




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                         AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of March 10, 1997, by and between Provident Bankshares Corporation, a Maryland corporation ("Buyer"), and First Citizens Financial Corporation, a Delaware corporation (the "Company").

      WHEREAS, the Boards of Directors of Buyer and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Buyer ; and

      WHEREAS, as soon as practicable after the execution and delivery of this Agreement, it is contemplated that Provident Bank of Maryland, a Maryland-chartered commercial bank and a wholly owned subsidiary of Buyer ("Buyer Bank", and sometimes referred to herein as the "Surviving Bank"), and Citizens Savings Bank, F.S.B., a federally chartered savings bank and a wholly owned subsidiary of the Company (the "Bank"), will enter into a Subsidiary Agreement and Plan of Merger (the "Bank Merger Agreement") providing for the merger (the "Subsidiary Merger") of the Bank with and into Buyer Bank, and it is intended that the Subsidiary Merger be consummated immediately following consummation of the Merger; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


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                                   ARTICLE I
                                  THE MERGER

      1.1. The Merger.
           ---------- Subject to the terms and conditions of this Agreement, in accordance with the Maryland General Corporate Law (the "MGCL"), at the Effective Time (as defined in Section 1.2 hereof), the Company shall merge with and into the Buyer. The Buyer shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Maryland. The name of the surviving corporation shall continue to be Provident Bankshares Corporation. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

      1.2. Effective Time.
           --------------   The Merger shall become effective at the date and
time set forth in the articles of merger (the "Articles of Merger") which shall be filed with the Department of Assessment and Taxation of the State of Maryland (the "Department") on the Closing Date (as defined in Section 9.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

      1.3. Effects of the Merger.
           --------------------- At and after the Effective Time, the Merger shall have the effects set forth in Section 3-114 of the MGCL.

      1.4. Conversion of Company Common Stock.
           ----------------------------------

            (a) At the Effective Time, subject to Sections 2.2(e) and 8.1(g) hereof and the last sentence of this Section 1.4(a), each share of the common stock, par value $.01 per share, of the

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Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held (1) in the Company's treasury or (2) directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (as defined in Section 3.1(a)) which are not Trust Account Shares or DPC shares (as such terms are defined in Section 1.4(b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for .73 shares (the "Exchange Ratio") of the common stock, par value $1.00 per share, of Buyer ("Buyer Common Stock") (together with the number of Buyer Rights (as defined in
Section 4.2 hereof) associated therewith). All of the shares of Company Common Stock converted into Buyer Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of Buyer Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Buyer Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date hereof and the Effective Time, the shares of Buyer Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, splitup, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be appropriately adjusted.


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            (b) At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and all shares of Company Common Stock that are owned directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or the Company, as the case may be, being referred to herein as "Trust Account Shares") and (y) held by Buyer or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or the Company, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. All shares of Buyer Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer.

      1.5. Stock Options.
           ------------- (a) At the Effective Time, each option granted by the Company (a "Company Option") to purchase shares of Company Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Buyer Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company's Director's Stock Option Plan, the 1986 Stock Option Plan and the Employee Stock Option Plan (collectively, the "Company Option Plans")):

            (1) The number of shares of Buyer Common Stock to be subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of Buyer Common Stock resulting from such multiplication shall be rounded down to the nearest share; and


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            (2) The exercise price per share of Buyer Common Stock under the new option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to the Company shall be deemed to be references to Buyer.

            (b) Prior to the Effective Time, Buyer shall reserve for issuance, the number of shares of Buyer Common Stock necessary to satisfy Buyer's obligations under this Section 1.5. Within thirty days after the Effective Time, Buyer shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Buyer Common Stock subject to options to acquire Buyer Common Stock issued pursuant to
Section 1.5(a) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

            1.6.  Buyer Common Stock.
                  ------------------   Except for shares of Buyer Common Stock
owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Buyer as contemplated by Section 1.4 hereof, the shares of

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Buyer Common Stock outstanding immediately prior to the Effective Time shall be unaffected by the Merger and at the Effective Time, such shares shall remain issued and outstanding.

      1.7.  Articles of Incorporation.
            -------------------------   At the Effective Time, the Articles of
Incorporation of the Buyer, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

      1.8.  By-Laws.
            -------   At the Effective Time, the By-Laws of the Buyer , as in
effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

      1.9.  Directors and Officers.
            ---------------------- Except as provided in Section 6.13 hereof, the directors and officers of the Buyer immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      1.10. Tax Consequences.
            ----------------   It is intended that the Merger constitutes a
reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.



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                                  ARTICLE II
                              EXCHANGE OF SHARES

      2.1. Buyer to Make Shares Available.
           ------------------------------   At or prior to the Effective Time,
Buyer shall deposit, or shall cause to be deposited, with a bank or trust company (which may be a Subsidiary of Buyer) (the "Exchange Agent") selected by Buyer and reasonably satisfactory to the Company, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Buyer Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

      2.2. Exchange of Shares.
           ------------------ (a) As soon as practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Buyer Common Stock and the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a

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certificate representing that number of whole shares of Buyer Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional share, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

            (b) No dividends or other distributions declared after the Effective Time with respect to Buyer Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon which theretofore had become payable with respect to the shares of Buyer Common Stock represented by such Certificate.

            (c) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or

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required for any other reason, or shall establish to the satisfaction of the
Exchange Agent that such tax has been paid or is not payable.

            (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Buyer Common Stock as provided in this
Article II.

            (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Buyer. In lieu of the issuance of any such fractional share, Buyer shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Buyer Common Stock an amount in cash determined by multiplying (i) the average of the closing sales prices of Buyer Common Stock on the Nasdaq National Market ("NASDAQ") as reported by The Wall Street Journal (or, if not reported thereby, another authoritative source) for the five consecutive trading days immediately preceding the date on which the Effective Time shall occur by (ii) the fraction of a share of Buyer Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.

            (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve months after the Effective Time shall be paid to Buyer. Any stockholders

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of the Company who have not theretofore complied with this Article II shall thereafter look only to Buyer for payment of their shares of Buyer Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Buyer Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Buyer, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyer as follows:

      3.1.  Corporate Organization.
            ----------------------   (a)  The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the

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corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on the Company. The Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended. The Certificate of Incorporation and Amended Bylaws of the Company, copies of which have previously been delivered to Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Buyer or the Company, as the case may be, any effect that
(i) is material and adverse to the business, results of operations or financial condition of Buyer and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of the Company or the Buyer to consummate the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings and loan industries, (b) changes in generally accepted accounting principles or regulatory accounting principles that are generally applicable to the banking or savings and loan industries, (c) expenses incurred in connection with the transactions contemplated hereby and (d) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.


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            (b) The Bank is a stock savings bank duly organized, validly existing and in good standing under the laws of the United States. The Bank is the only Subsidiary of the Company that is a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the SEC. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by the Bank. Each of the Company's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. The charter and bylaws of the Subsidiaries of the Company, copies of which have previously been made available to Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

            (c) The minute books of the Company and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1993 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

      3.2.  Capitalization.
            --------------   (a)  The authorized capital stock of the Company
consists of 8,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share

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(the "Company Preferred Stock"). As of the date of this Agreement, there are (x)
2,943,320 shares of Company Common Stock issued and outstanding and no shares of Company Common Stock held in the Company's treasury, (y) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options except for (i) 639,126 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans and (ii) 291,388 shares of Company Common Stock reserved for issuance upon exercise of the option issued to Buyer pursuant to the Stock Option Agreement, dated March 10, 1997, between Buyer and the Company (the "Option Agreement"), and (z) no shares of Company Preferred Stock issued or outstanding, held in the Company's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 3.2(a) of the Disclosure Schedule which is being delivered to Buyer concurrently herewith (the "Company Disclosure Schedule"), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock, Company
Preferred Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock, Company Preferred Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Company Option Plans are set forth in Section 3.2(a) of the Company Disclosure Schedule.


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



            (b) Section 3.2(b) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company as of the date of this Agreement. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Buyer with Section 1.5 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries.

      3.3. Authority; No Violation.
           ----------------------- (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (b) The Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of the Bank. Upon the due and valid approval of the Bank Merger Agreement by the Company as the sole stockholder of the Bank and by the Board of Directors of the Bank, no other corporate proceedings on the part of the Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Bank, will be duly and validly executed and delivered by the Bank and (assuming due authorization, execution and delivery by Buyer Bank) will constitute a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (c) Except as set forth in Section 3.3(c) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement and the Option Agreement by the Company or the Bank Merger Agreement by the Bank, nor the consummation by the Company or the Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by the Company or the Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Amended By-Laws of the Company or the charter, bylaws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company.

      3.4. Consents and Approvals.
           ---------------------- Except for (a) the filing of applications or notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and approval of such applications or notices, (b) the filing of an application with the FDIC under the Bank Merger Act and approval of such application, (c) the filing of applications or notices, as applicable, with the Office of Thrift Supervision (the "OTS") and the approval of such applications or notices, (d) the filing of applications or notices, as applicable, with the Commissioner of Financial Regulation of the State of Maryland (the "Commissioner") and approval of such applications or notices, (e) the filing with the SEC of a joint proxy statement in definitive form relating to the meetings of the Company's stockholders and Buyer's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement"), (f) the approval of this Agreement by the requisite vote of the stockholders of the Company, (g) the filing of the Articles of Merger with the Department pursuant to the MGCL, (h) the filings required by the Bank Merger Agreement, (i) the approval of the Bank Merger Agreement by the Company as the sole stockholder of the Bank, and (j) such filings, authorizations or approvals as may be set forth in Section 3.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization, as defined in Section 3(a)(26) of the Exchange Act (each a "Governmental Entity"), or with any third party are necessary on behalf of the Company in connection with (1) the execution and delivery by the Company of this Agreement, (2) the consummation by the Company of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by the Bank of the Bank Merger Agreement, and (4) the consummation by the Bank of the Subsidiary Merger.

      3.5. Regulatory Reports; Examinations
           --------------------------------  The Company and each of its
Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of the Company and its Subsidiaries and except as set forth in Section 3.5 of the Company Disclosure Schedule, no Governmental Entity has initiated any proceeding or, to the best knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1993. There is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

      3.6. Financial Statements.
           -------------------- The Company has previously delivered to Buyer copies of (a) the consolidated statement of financial condition of the Company and its Subsidiaries as of December 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), accompanied by the audit report of Arthur Andersen LLP, independent public accountants with respect to the Company, (b) the consolidated statement of financial condition of the Company and its Subsidiaries as of December 31, 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years 1993 and 1994, as reported in the 1995 10-K, accompanied by the audit report of KPMG Peat Marwick LLP, and (c) the unaudited consolidated statements of financial condition of the Company and its Subsidiaries as of September 30, 1995 and September 30, 1996 and the related unaudited consolidated statements of income, cash flows and stockholders' equity for the nine month periods then ended as reported in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996 filed with the SEC pursuant to the Exchange Act. The December 31, 1995 consolidated statement of financial condition of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

      3.7. Broker's Fees.
           ------------- Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Option Agreement or the Bank Merger Agreement, except that the Company has engaged, and will pay a fee or commission to, Endicott Financial Advisors L.L.C. ("Endicott") in accordance with the terms of a letter agreement between the Company and Endicott, a true, complete and correct copy of which has previously been delivered by the Company to Buyer.

      3.8.  Absence of Certain Changes or Events.
            ------------------------------------  (a)  Except as may be set
forth in Section 3.8(a) of the Company Disclosure Schedule, (i) since September 30, 1996, neither the Company nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby), (ii) since September 30, 1996, no event has occurred which has caused or would reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect on the Company, and (iii) for the period from September 30, 1996 to the date of this Agreement, the Company and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices (excluding the execution of this Agreement and related matters).

            (b) Except as set forth in Section 3.8(b) of the Company Disclosure Schedule, since September 30, 1996, neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of September 30, 1996 (which amounts have been previously disclosed to Buyer), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year end bonuses for fiscal 1996 as listed in Section 3.8 of the Company Disclosure Schedule, (ii) suffered any strike, work stoppage, slowdown or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iv) had any union organizing activities.

      3.9.  Legal Proceedings.
            ----------------- (a) Except as set forth in Section 3.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the

Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or would be reasonably expected to have a Material Adverse Effect on the Company.

            (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

      3.10. Taxes.
            ------ (a) Except as set forth in Section 3.10 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all material Taxes (as hereinafter defined). No deficiencies for any Taxes have been proposed, asserted or assessed against or with respect to the Company or any of its Subsidiaries. Except as set forth in Section 3.10 of the Company Disclosure Schedule, (i) there are no liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due,
(ii) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (iii) with respect to each taxable period of the Company and its Subsidiaries, the federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, (iv) neither the Company nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return other than one in which the Company was the parent of the group filing such Tax Return, (v) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-l(a)(1) under the Code), (vi) neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision or requirement of state, local or foreign income Tax law), by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method), (vii) neither the Company nor any of its Subsidiaries has filed a consent pursuant to
Section 341(f) of the Code, and (viii) neither the Company nor any of its Subsidiaries has made any payment or will be obligated to make any payment in connection with this transaction (by contract or otherwise) which will not be deductible by reason of Section 280G of the Code.

            (b) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

            (c) For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

      3.11. Employees.
            --------- (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement (including, without limitation, each employment, severance and similar agreement) that is maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Plans") by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any director, employee or former employee of the Company, any Subsidiary or any ERISA Affiliate.

            (b) The Company has heretofore delivered to Buyer true and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan.

            (c) Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects including with respect to requirements of reporting and disclosure, in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and the Company is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter nor is the Company aware of any disqualifying defect which has been either voluntary corrected or corrected under an administrative program sponsored by the Internal Revenue Service, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of the Company, its Subsidiaries or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to the Company, its Subsidiaries or an ERISA Affiliate of incurring a liability thereunder, (vi) no Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by the Company, its Subsidiaries or any ERISA Affiliates as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code and the Company is not aware of any excise tax liability under Section 4972 of the Code,
(viii) neither the Company, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which the Company, its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to
Section 409 or 502 (i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending, or, to the best knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto and (x) the consummation of the transactions contemplated by this Agreement will not (y) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, termination pay or any other payment, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

      3.12. SEC Reports.
            ----------- The Company has previously made available to Buyer an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the "Company Reports") and (b) communication mailed by the Company to its stockholders since January 1, 1994, and no such Company Report (including exhibits and amendments thereto) or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. The Company has timely filed all Company Reports and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

      3.13. Company Information.
            ------------------- The information relating to the Company and its Subsidiaries to be contained or incorporated by reference in the Proxy Statement and the registration statement on Form S-4 (the "S-4") of which the Proxy Statement will be included as a prospectus, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

      3.14. Compliance with Applicable Law.
            ------------------------------ The Company and each of its
Subsidiaries hold, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above.

      3.15. Certain Contracts.
            ----------------- (a) Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, plan, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Buyer, the Company, the Bank, the Surviving Corporation, the

Surviving Bank, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)
(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed with or incorporated by reference in the Company Reports, (iv) which is an agreement, not otherwise described by clauses
(i) through (iii) hereof, involving the payment by the Company or any of its Subsidiaries of more than $100,000 per annum, (v) which materially restricts the conduct of any line of business of the Company or any of its Subsidiaries, or
(vi) under which any of the benefits will be increased, or the vesting of the benefits will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (other than those plans, agreements or arrangements set forth in Section 3.11(a) of the Company Disclosure Schedule). Each contract, arrangement, plan, commitment or understanding of the type described in this Section 3.15(a), whether or not set forth in Section 3.15(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract"). The Company has made available to Buyer true, complete and correct copies of each Company Contract and any amendments or modifications thereof.

                  (b) Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, (i) each Company Contract is valid and binding and in full force and effect, (ii) the Company and each of its Subsidiaries have performed all obligations required to be performed by it to date under each Company Contract, except where such noncompliance, individually or in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect on the Company, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract, except where such default, individually or in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect on the Company and (iv) no other party to such Company Contract is, to the best knowledge of the Company, in default in any respect thereunder, except where such default, individually or in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect on the Company.

      3.16. Agreements with Regulatory Agencies.
            ----------------------------------- Except as set forth in Section
3.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.16 of the Company Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

      3.17. Investment Securities.
            --------------------- Section 3.17 of the Company Disclosure Schedule sets forth the book and market value as of December 31, 1996 of the investment securities, mortgage backed securities and securities held for sale of the Company and its Subsidiaries.

      3.18. Takeover Provisions
            ------------------- The Board of Directors of the Company has approved the transactions contemplated by this Agreement, the Bank Merger Agreement and the Option Agreement such that the provisions of Section 203 of the DGCL will not, assuming the accuracy of the representations contained in Section 4.12 hereof, apply to this Agreement, the Bank Merger Agreement, the Option Agreement or any of the transactions contemplated hereby or thereby.

      3.19. Environmental Matters.
            --------------------- Except as set forth in Section 3.19 of the Company Disclosure Schedule:

            (a) To the best of the Company's knowledge, each of the Company, its Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials (collectively, "Hazardous Materials") in the environment or workplace ("Environmental Laws"), except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on the Company.

            (b) There is no suit, claim, action or proceeding, pending or, to the best of the Company's knowledge, threatened, before any Governmental Entity or other forum in which the Company, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property, except where such noncompliance or release has not had, and cannot be reasonably expected to result in, either individually or in the aggregate, a Material Adverse Effect on the Company;

            (c) During the period and, to the best knowledge of the Company, prior to the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect on the Company; and

            (d) The following definitions apply for purposes of this Section 3.19: (x) "Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

      3.20. Opinion.
            ------- The Company has received a written opinion from Endicott to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the consideration to be received by the stockholders of the Company pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

      3.21. Loan Portfolio.
            -------------- (a) Except as set forth in Section 3.21 of the Company Disclosure Schedule, as of February 28, 1997, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments and guarantees) (collectively, "Loans"), other than Loans the unpaid principal balance of which does not exceed $250,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other material provision, or (ii) Loan as of the date of this Agreement with any director, executive officer or, to the best of the Company's knowledge, greater than five percent stockholder of the Company or any of its Subsidiaries, or to the best knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, other than Loans the unpaid principal balance of which does not exceed $150,000.
Section 3.21 of the Company Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $250,000 of the Company or any of its Subsidiaries that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention" "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Company that as of the date of this Agreement is classified as "Other Real Estate Owned" and the book value thereof.

            (b) Each Loan in original principal amount in excess of $100,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than Loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on the Company.

      3.22. Accounting for the Merger; Reorganization.
            ----------------------------------------- As of the date hereof, the Company has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests accounting treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

      3.23. Property.
            -------- Except as set forth on Section 3.23 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has good and marketable title, and has provided the Buyer with evidence of same, as of the date hereof, free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which, individually or in the aggregate, are material, and which are reflected on the balance sheet of the Company as of September 30, 1996 or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent or (iv) for dispositions and encumbrances of, or on, such properties or assets for adequate consideration in the ordinary course of business. All leases pursuant to which the Company or any Subsidiary of the Company, as lessee, leases real or personal property which, individually or in the aggregate, are material and are valid and enforceable in accordance with their respective terms, and the Company has provided to Buyer evidence of same as of the date hereof, and neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any other party thereto is in default in any material respect thereunder.

      3.24. Approvals.
            --------- As of the date of this Agreement, the Company knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Subsidiary Merger) should not be obtained.

      3.25. Equity and Real Estate Investments.
            ---------------------------------- Except as set forth in Section
3.25 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any (i) equity investments other than investments in wholly owned Subsidiaries, or (ii) investments in real estate, other than assets classified as "other real estate owned", or real estate development projects.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to the Company as follows:

      4.1.  Corporate Organization.
            ---------------------- (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Buyer. Buyer is duly registered as a bank holding company under the BHC Act. The Articles of Incorporation and Bylaws of Buyer, copies of which have previously been delivered to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

            (b) Buyer Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Maryland. Buyer Bank is the only Subsidiary of the Buyer that is a "significant subsidiary" as such term is defined in Regulation S-X promulgated by the SEC. The deposits of Buyer Bank are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Buyer Bank. Each other Subsidiary of Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Buyer. The certificate of incorporation or bylaws of Buyer Bank and each other subsidiary of Buyer, copies of which have been previously delivered to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

            (c) The minute books of Buyer and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1993 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

      4.2. Capitalization.
           -------------- (a) The authorized capital stock of Buyer consists of 30,000,000 shares of Buyer Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share ("Buyer Preferred Stock"), of which no shares have been designated as Class A Preferred Stock of Buyer (the "Class A Preferred Stock"). As of the date of this Agreement, there were 8,589,678 shares of Buyer Common Stock and no shares of Buyer Preferred Stock issued and outstanding and 228,666 shares of Buyer Common Stock held in Buyer's treasury. As of the date of this Agreement, no shares of Buyer Common Stock or Buyer Preferred Stock were reserved for issuance, except that 1,148,926 shares of Buyer Common Stock were reserved for issuance pursuant to the Buyer's dividend reinvestment plan, 1,430,953 shares of Buyer Common Stock were reserved for issuance pursuant to the Buyer's Amended and Restated Stock Option Plan (the "Buyer Stock Plan") and no shares of Class A Preferred Stock were reserved for issuance upon exercise of the rights (the "Buyer Rights") distributed to holders of Buyer Common Stock pursuant to the Stockholder Protection Rights Agreement, dated as of January 18, 1995, between Buyer and Buyer Bank, as Rights Agent (the "Buyer Rights Agreement"). All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

            (b) Section 4.2(b) of the Disclosure Schedule which is being delivered by Buyer to the Company herewith (the "Buyer Disclosure Schedule") sets forth a true and correct list of all of the Subsidiaries of Buyer as of the date of this Agreement. Except as set forth in Section 4.2(b) of the Buyer Disclosure Schedule, Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of Buyer, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Buyer calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

      4.3.  Authority; No Violation.
            ----------------------- (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer. The Board of Directors of Buyer has directed that this Agreement and the transactions contemplated hereby be submitted to Buyer's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of Buyer's stockholders, no other corporate proceedings on the part of Buyer are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (b) Buyer Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of Buyer Bank. Upon the due and valid approval of the Bank Merger Agreement by Buyer as the sole stockholder of Buyer Bank, and by the Board of Directors of Buyer Bank, no other corporate proceedings on the part of Buyer Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by Buyer Bank, will be duly and validly executed and delivered by Buyer Bank and will (assuming due authorization, execution and delivery by the Bank) constitute a valid and binding obligation of Buyer Bank, enforceable against Buyer Bank in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (c) Except as set forth in Section 4.3(c) of the Buyer Disclosure Schedule, neither the execution and delivery of this Agreement by Buyer or the Bank Merger Agreement by Buyer Bank, nor the consummation by Buyer or Buyer Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Buyer or Buyer Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or By-Laws of Buyer or the articles of incorporation or by-laws or similar governing documents of any other Subsidiaries of Buyer or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have or be reasonably likely to have a Material Adverse Effect on Buyer.

      4.4.  Consents and Approvals.
            ---------------------- Except for (a) the filing of applications or notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications or notices, (b) the filing of an application with the FDIC under the Bank Merger Act and approval of such application, (c) the filing of applications or notices, as applicable, with the OTS and approval of such applications or notices, (d) the filing of applications or notices, as applicable, with the Commissioner and approval of such applications and notices,
(e) the filing with the SEC of the Proxy Statement and with the SEC of the S-4,
(f) the approval of this Agreement by the requisite vote of the stockholders of Buyer, (g) the filing of an application with NASDAQ to list the Buyer Common Stock to be issued in the Merger on the NASDAQ and the approval of such application, (h) the filing of the Articles of Merger with the Department pursuant to the MGCL, (i) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Buyer Common Stock pursuant to this Agreement, (j) the filings required by the Bank Merger Agreement, (k) the approval of the Bank Merger Agreement by Buyer as the sole stockholder of Buyer Bank, and (l) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Buyer Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on behalf of Buyer in connection with (1) the execution and delivery by Buyer of this Agreement, (2) the consummation by Buyer of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Buyer Bank of the Bank Merger Agreement, and (4) the consummation by Buyer Bank of the Subsidiary Merger.

      4.5. Financial Statements.
           -------------------- Buyer has previously delivered to the Company copies of the consolidated statements of condition of Buyer and its Subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Coopers & Lybrand L.L.P., independent public accountants with respect to Buyer. The December 31, 1996 consolidated statement of condition of Buyer (including the related notes, where applicable) fairly presents the consolidated financial position of Buyer and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.5 (including the related notes, where applicable) fairly present and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Buyer and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

      4.6.  Broker's Fees.
            ------------- Neither Buyer nor any Subsidiary of Buyer, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Option Agreement or the Bank Merger Agreement, except that Buyer has engaged and will pay a fee or commission to Keefe, Bruyette & Woods, Inc. ("KBW") in accordance with the terms of a letter agreement between Buyer and KBW, a true, complete and correct copy of which has previously been delivered by Buyer to the Company.

      4.7.  Absence of Certain Changes or Events.
            ------------------------------------  Except as may be set forth in
Section 4.7 of the Buyer Disclosure Schedule, since December 31, 1996, (i) neither Buyer nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of business consistent with their past practices (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and except in connection with acquisitions permitted by Section 5.2(d) hereof,

(ii) no event has occurred which has caused or would reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect on Buyer and
(iii) for the period from December 31, 1996 to the date of this Agreement, Buyer and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices (excluding the execution of this Agreement and related matters).

      4.8.  Legal Proceedings.
            ----------------- (a) Except as set forth in Section 4.8 of the Buyer Disclosure Schedule, neither Buyer nor any of its Subsidiaries is a party to any and there are no pending or, to the best of Buyer's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Buyer or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or be reasonably expected to have or would be reasonably expected to have a Material Adverse Effect on Buyer.

            (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon Buyer, any of its Subsidiaries or the assets of Buyer or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect on Buyer

      4.9.  Compliance with Applicable Law.
            ------------------------------  Buyer and each of its Subsidiaries holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Buyer or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Buyer, and neither Buyer nor any of its Subsidiaries knows of, or has received notice of violation of, any material violations of any of the above.

      4.10. SEC Reports.
            ----------- Buyer has previously made available to the Company an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by Buyer with the SEC pursuant to the Securities Act or the Exchange Act (the "Buyer Reports") and (b) communication mailed by Buyer to its shareholders since January 1, 1994, and no such Buyer Report (including exhibits and amendments thereto) or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Buyer has timely filed all Buyer Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Buyer Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

      4.11. Buyer Information.
            ----------------- The information relating to Buyer and its Subsidiaries to be contained or incorporated by reference in the Proxy Statement and the S-4, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

      4.12. Ownership of Company Common Stock.
            --------------------------------- Except for the shares covered by the Option Agreement and except as set forth in Section 4.12 of the Buyer Disclosure Schedule, neither Buyer nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares).

      4.13. Taxes.
            ----- Except as set forth in Section 4.13 of the Buyer Disclosure Schedule, each of Buyer and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements of Buyer (in accordance with GAAP) for all material Taxes. No deficiencies for any Taxes have been proposed, asserted, or assessed against or with respect to Buyer or any of its Subsidiaries. Except as set forth in
Section 4.13 of the Buyer Disclosure Schedule, (i) there are no liens for Taxes upon the assets of either Buyer or its Subsidiaries except for statutory liens for current Taxes not yet due, (ii) neither Buyer nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (iii) with respect to each taxable period of Buyer and its Subsidiaries, the federal and state income Tax Returns of Buyer and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, (iv) neither Buyer nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return other than one in which Buyer was the parent of the group filing such Tax Return, (v) neither Buyer nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-l(a) (1) under the Code), (vi) neither Buyer nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision or requirement of state, local or foreign income Tax law), by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method), (vii) neither Buyer nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code, and
(viii) neither Buyer nor any of its Subsidiaries has made any payment or will be obligated to make any payment in connection with this transaction (by contract or otherwise) which will not be deductible by reason of Section 280G of the Code.

      4.14. Employees.
            --------- (a) Section 4.14(a) of the Buyer Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement (including, without limitation, each employment, severance and similar agreement) that is maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Buyer Plans") by Buyer, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Buyer ERISA Affiliate"), all of which together with Buyer would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any director, employee or former employee of Buyer, any Subsidiary or any Buyer ERISA Affiliate.

            (b) All of the Buyer Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws and have been operated in material compliance with their terms; neither Buyer nor any of its Subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Buyer Plan which is likely to result in any material penalties or taxes to the Buyer and its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the Code.

      4.15. Agreements with Regulatory Agencies.
            ----------------------------------- Except as set forth in Section
4.15 of the Buyer Disclosure Schedule, neither Buyer nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 4.15 of the Buyer Disclosure Schedule, a "Buyer Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Buyer or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Buyer Regulatory Agreement.

      4.16. Regulatory Reports; Examinations.
            -------------------------------- Buyer and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993 with any Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Buyer and its Subsidiaries, and except as set forth in
Section 4.16 of Buyer Disclosure Schedule, no Governmental Entity has initiated any proceeding or, to the best knowledge of Buyer, investigation into the business or operations of Buyer or any of its Subsidiaries since December 31, 1993. There is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Buyer or any of its Subsidiaries.

      4.17. Environmental Matters.
            --------------------- Except as set forth in Section 4.17 of the Buyer Disclosure Schedule:

            (a) To the best of Buyer's knowledge, each of Buyer, its Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable Environmental Laws, except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on Buyer;

            (b) There is no suit, claim, action or proceeding, pending or, to the best of Buyer's knowledge, threatened, before any Governmental Entity or other forum in which Buyer any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to Hazardous Material whether or not occurring at or on a site owned, leased or operated by Buyer or any of its Subsidiaries, any Participation Facility or any Loan Property, except where such noncompliance or release has not had, and cannot be reasonably expected to result in, either individually or in the aggregate, a Material Adverse Effect on Buyer;

            (c) During the period or, to the best knowledge of Buyer, prior to the period of (x) Buyer's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) Buyer's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Buyer's or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect on Buyer; and

            (d) The following definitions apply for purposes of this Section 4.17: (x) "Loan Property" means any property in which Buyer or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which Buyer or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

      4.18. Accounting for the Merger; Reorganization.
            ----------------------------------------- Assuming compliance by
Buyer with Section 6.14 hereof, as of the date hereof, Buyer has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests accounting treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

      4.19. Loan Portfolio.
            -------------- (a) Except as set forth in Section 4.19 of the Buyer Disclosure Schedule, as of December 31, 1996 neither Buyer nor any of its Subsidiaries is a party to any written or oral (i) Loan, other than Loans the unpaid principal balance of which does not exceed $250,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or
(ii) Loan as of the date of this Agreement with any director, executive officer or, to the best of Buyer's knowledge, greater than five percent stockholder of Buyer or any of its Subsidiaries, or to the best knowledge of Buyer, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, other than Loans the unpaid principal balance of which does not exceed $150,000. Section
4.19 of the Buyer Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $250,000 of Buyer or any of its Subsidiaries that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or works of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e.,commercial, consumer, etc.), all of the other Loans of Buyer and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of Buyer that as of the date of this Agreement is classified as "Other Real Estate Owned" and the book value thereof.

      (b) Each Loan in original principal amount in excess of $100,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interest which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than Loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Buyer.

      4.20. Opinion.
            ------- Buyer has received an opinion from KBW to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the aggregate consideration to be issued by Buyer pursuant to this Agreement is fair to Buyer and its stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

      4.21. Approvals.
            --------- As of the date of this Agreement, Buyer knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Subsidiary Merger) should not be obtained.


                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.1.  Covenants of the Company.
            ------------------------ During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Option Agreement or the Bank Merger Agreement or with the prior written consent of Buyer, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. The Company will use its reasonable best efforts to (x) preserve its business organization and that of its Subsidiaries intact,
(y) keep available to itself and Buyer the present services of the employees of the Company and its Subsidiaries and (z) preserve for itself and Buyer the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except to the extent that reasonable retention bonuses are paid to certain Company employees pursuant to Section 5.1(k), as set forth in Section 5.1(k) or Section 5.1 of the Company Disclosure Schedule, or as otherwise contemplated by this Agreement or consented to in writing by Buyer, the Company shall not, and shall not permit any of its Subsidiaries to:

            (a) solely in the case of the Company, declare or pay any dividends on, or make other distributions in respect of, any shares of its capital stock;

            (b) (i) split, combine or reclassify any shares of its capital stock or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof) any shares of the capital stock of the Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company;

            (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock pursuant to stock options or similar rights to acquire Company Common Stock granted pursuant to the Company Option Plans and outstanding prior to the date of this Agreement, in each case in accordance with their present terms and (ii) pursuant to the Option Agreement;

            (d) amend its Certificate of Incorporation, By-laws or other similar governing documents;

            (e) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of the Company, (i) recommend or endorse any takeover proposal, (ii) participate in any discussions or negotiations, or (iii) provide third parties with any nonpublic information, relating to any such inquiry or proposal; provided, however, that the Company may communicate information about any such takeover proposal to its stockholders if, in the judgment of the Company's Board of Directors, based upon the advice of outside counsel, such communication is required under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Buyer with respect to any of the foregoing. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 5.l(e). The Company will notify Buyer promptly if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly inform Buyer of all of the relevant details with respect to the foregoing. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company other than the transactions contemplated or permitted by this Agreement, the Option Agreement or the Bank Merger Agreement;

            (f) make any capital expenditures other than expenditures which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $50,000;

            (g)   enter into any new line of business;

            (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

            (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement except, in every case, as may be required by applicable law provided, however, that nothing herein shall prevent the Company from taking any action required by the Option Agreement;

            (j) change its methods of accounting in effect at December 31, 1995, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

            (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers or employees or (ii) except as set forth in Schedule 5.1(k) or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or (iii) enter into or amend the terms of loans with any director, officer or employee on terms more preferable than those terms offered to non-affiliated parties; provided, however, that reasonable retention bonuses as contemplated by Section 5.1(k) of the Company Disclosure Schedule may be paid by the Company to selected employees and officers of the Company after consultation with the Buyer;

            (l) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

            (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

            (n) file any application to relocate or terminate the operations of any banking office;

            (o) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

            (p) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of its subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound;

            (q) take any action which would cause the termination or cancellation by the FDIC of insurance in respect of the Bank's deposits; or

            (r)   agree to do any of the foregoing.

      5.2.  Covenants of Buyer.
            ------------------ During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement or with the prior written consent of the Company, Buyer and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice. Without limiting the generality of the foregoing and except as set forth in Section 5.2 of the Buyer Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Company, Buyer shall not, and shall not permit any of its Subsidiaries to:

            (a) solely in the case of Buyer, declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock; provided, however, that nothing contained herein shall prohibit Buyer from increasing the quarterly cash dividend on the Buyer Common Stock in an amount consistent with past practice;

            (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law provided, however, that nothing contained herein shall limit the ability of Buyer to exercise its rights under the Option Agreement;

            (c) amend its Articles of Incorporation or By-laws or other governing instrument in a manner which would adversely affect in any manner the terms of the Buyer Common Stock or the ability of Buyer to consummate the transactions contemplated hereby;

            (d) make or undertake any acquisition of any company or business that could jeopardize the receipt of any Requisite Regulatory Approval (as defined in Section 7.1(c)) or materially delay the consummation of the Merger or the Subsidiary Merger; or

            (e)   agree to do any of the foregoing.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

      6.l.  Regulatory Matters.
            ------------------ (a) The parties shall cooperate with respect to the preparation of the Proxy Statement and the S-4 and shall promptly file such documents with the SEC. The Buyer shall use all reasonable efforts to have the S-4 declared effective by the SEC under the Securities Act as promptly as practicable after the filing thereof, and each of the Company and Buyer shall thereafter mail the Proxy Statement to each of its stockholders. Buyer shall use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

            (b) The parties hereto shall cooperate with each other and use all reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Subsidiary Merger). The Company and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Buyer, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement (including without limitation the Merger and the Subsidiary Merger).

In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. Each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

            (c) Buyer and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Subsidiary Merger and the other transactions contemplated by this Agreement.

            (d) Buyer and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 7.l(c)) will not be obtained or that the receipt of any such approval will be materially delayed.

      6.2.  Access to Information.
            --------------------- (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Buyer (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. Neither Buyer nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize any attorney client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Buyer will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated February 3, 1997, between Buyer and the Company (the "Confidentiality Agreement").

            (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Buyer shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to such information regarding Buyer and its Subsidiaries as shall be reasonably necessary for the Company to fulfill its obligations pursuant to this Agreement to prepare the Proxy Statement or which may be reasonably necessary for the Company to confirm that the representations and warranties of Buyer contained herein are true and correct and that the covenants of Buyer contained herein have been performed in all material respects. Neither Buyer nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Buyer's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The Company will hold all such information in confidence to the extent required by, and in accordance with, the provision of the Confidentiality Agreement.

            (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

      6.3.  Shareholder Meetings.
            -------------------- The Company and Buyer each shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement and the consummation of the transactions contemplated hereby. The Company and Buyer each will, through its Board of Directors, except to the extent legally required for the discharge of the fiduciary duties of such board, recommend to its respective shareholders approval of this Agreement and the transactions contemplated hereby. The Company and Buyer shall coordinate and cooperate with respect to the foregoing matters, with a view towards, among other things, holding the respective meetings of each party's shareholders on the same day.

      6.4.  Legal Conditions to Merger.
            -------------------------- Each of Buyer and the Company shall, and shall cause its Subsidiaries to, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger or the Subsidiary Merger and to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental

Entity and any other third party which is required to be obtained by the Company or Buyer or any of their respective Subsidiaries in connection with the Merger or the Subsidiary Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

      6.5. Affiliates; Publication of Combined Financial Results. ----------------------------------------------------- (a) Each of
Buyer and the Company shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and in any event prior to the earlier of the date of the stockholders meeting called by the Company to approve this Agreement and the date of the stockholders meeting called by Buyer to approve this Agreement, a written agreement, in the form of Exhibit 6.5(a) hereto (in the case of affiliates of Buyer) or 6.5(b) hereto (in the case of affiliates of the Company).

            (b) Buyer shall use its best efforts to publish, not later than forty-five (45) days after the end of the month in which the Effective Time occurs, financial results covering at least thirty (30) days of post-Merger combined operations as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

      6.6.  NASDAQ Approval.
            --------------- Buyer shall use all reasonable efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for quotation on NASDAQ, subject to official notice of issuance, as of the Effective Time.


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



      6.7.  Employee Benefit Plans; Existing Agreements; Employment and
            -----------------------------------------------------------
Consulting Agreements
---------------------. (a) The parties agree that, except as otherwise provided in Section 6.7(b) below, appropriate steps shall be taken to terminate all employee benefit plans of the Company as of the Effective Time or as promptly as practicable thereafter. Immediately following the termination of such plans, Buyer agrees that the officers and employees of the Company or the Bank (each a "Company Employee") who are employed by the Buyer or Buyer Bank immediately following the Effective Time shall be eligible to participate in Buyer's employee benefit plans, including welfare and fringe benefit plans, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of Buyer (it being understood that inclusion of Company Employees in Buyer's Plans may occur at different times with respect to different plans); provided, however, that with respect to each Buyer Plan including, without limitation, severance benefits and vacation entitlement, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, (but not for accrual of pension benefits), service with the Company or the Bank shall be treated as service with the Buyer or Buyer Bank; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Buyer Plan or in the alternative, Buyer shall reimburse employees of the Company for amounts paid under Buyers Plans for purpose of applying deductibles, co-payments and out-of-pocket maximums.

            (b) The parties further agree that Citizens Savings Bank, F.S.B. 401(k) Savings Plan (the "Savings Plan") will either be merged into the Employee Retirement Savings Plan of Provident Bank of Maryland (the "PB-Plan") effective as of a date following the Effective Time of the Merger selected by the Buyer or, if so elected by the Buyer, terminated immediately prior to, on, or after the Effective Time of the Merger. The determination as to whether the Savings Plan shall be terminated or merged into the PB-Plan shall be made by the Buyer.

            (c) Buyer agrees and acknowledges that, upon the Effective Time, a "change in control" shall have occurred for purposes of the Plans.

            (d) Following the Effective Time, Buyer shall honor and shall cause the Surviving Corporation and the Surviving Bank to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements, including but not limited to severance benefit plans, as in effect prior to the execution of this Agreement and set forth in Section 6.7(d) of the Company Disclosure Schedule (or as amended to the extent permitted under Section 5.1(k) hereof) except as provided in Section 6.7(e). Buyer shall (i) pay, or cause to be paid, to Mr. Herbert W. Jorgensen, at the Effective Time, all amounts set forth under Section 8(a)(ii) of the Employment Agreement, dated November 22, 1995, between Mr. Jorgensen and the Company, (ii) provide to Mr. Jorgensen, commencing at the Effective Time and continuing for a period of three years, the benefits described under Section 7(a)(iii) of such Employment Agreement, (iii) pay, or cause to be paid, to Mr. Enos K. Fry, at the Effective Time, all amounts set forth under Section 9(a)(ii) of the Employment Agreement, dated January 1, 1995, between Mr. Fry and the Company and (iv) provide to Mr. Fry, commencing upon a termination of his employment with the Buyer prior to the third anniversary of the Effective Date, and continuing for the balance of the period from such termination through the third anniversary of the Effective Date, the benefits described under Section 8(a)(iii) of such Employment Agreement. Notwithstanding the foregoing, each of Messrs. Jorgensen, Fry and Delaney shall have the option, if he so elects prior to the date of the meeting of the Company's shareholders contemplated by Section
6.3 hereof, to receive the cash payments payable to him pursuant to this Section 6.7(d) (in the case of Messrs. Jorgensen and Fry) and pursuant to Section 9(e)(1) of his employment agreement (in the case of Mr. Delaney) on a deferred basis over a period of time specified by the electing executive and through a grantor trust meeting the requirements of Section 670 of the Code pursuant to a trust agreement having terms reasonably acceptable to such electing executive. The provisions of this Section 6.7(d) are intended to be for the benefit of, and shall be enforceable by, Messrs. Jorgensen, Fry and Delaney and each party to, or beneficiary of, the foregoing agreements and arrangements, and his or her heirs and representatives. The method of calculating the cash payments owed under the employment or other agreements is set forth in Section 6.7(d) of the Company Disclosure Schedule.

            (e) At the Effective Time, Buyer, the Surviving Bank and Mr. Enos K. Fry shall enter into an Employment Agreement and Buyer, the Surviving Bank and Mr. Fry shall enter into a Change in Control Agreement in the forms of Exhibit 6.7(e)(i) and Exhibit 6.7(e)(ii), respectively, and Buyer and Mr. Jorgensen shall enter into a Consulting Agreement in the form of Exhibit 6.7(e)(iii). The provisions of this Section 6.7(e) are intended to be for the benefit of, and shall be enforceable by, each party to the foregoing agreements and his or her heirs and representatives.

            (f) As of the Effective Time all plans and arrangements of the Company not otherwise addressed above, including any deferral fee or retirement plan for directors or any supplemental retirement plan shall be terminated to the extent the Buyer informs the Company that the

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



Buyer shall not continue such plan or arrangement. The payments owed under such agreements is set forth in Section 6.7(f) of the Company Disclosure Schedule; provided, however, that any such termination shall not affect an individual's right to any benefit accrued under such plan or arrangement as of the Effective Time.

            (g) Any Company Employee whose employment with Buyer or Buyer Bank is terminated shall receive severance benefits consistent with Buyer's past practice determined on an individual basis plus any accrued but unused vacation time pursuant to Buyer's vacation plan or policy following the Effective Time.

            (h) Cash bonuses in respect to calendar year 1997 will be paid to Company employees immediately following the Effective Time in an amount equal to the product of (A) the amount that would have been paid to such Company Employee under the Company's existing bonus plan in respect of calendar year 1997 assuming the Company had achieved its target level of performance thereunder and
(B) a fraction the numerator of which is the number of days for which such Company Employee shall have been employed by the Company or the Bank prior to the Effective Time and the denominator of which is 365; provided, however, that in calculating the amounts payable under such bonus plan, net income as defined in the bonus plan shall be calculated without regard to merger related costs and charges.

      6.8.  Indemnification.
            --------------- (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director

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



or officer or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Buyer shall indemnify and hold harmless, as and to the fullest extent permitted by Maryland law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer; provided, however, that (1) Buyer shall have the right to assume the defense thereof and upon such assumption Buyer shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Buyer elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer, and Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Buyer shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Buyer

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



shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Buyer thereof, provided that the failure to so notify shall not affect the obligations of Buyer under this Section 6.8 except to the extent such failure to notify materially prejudices Buyer. Buyer's obligations under this
Section 6.8 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

            (b) Buyer shall cause the Company to maintain the Company's existing directors' and officers' liability insurance policy (or a policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company for a period of three years following the Effective Time; provided, however, that in no event shall Buyer be required to expend on an annual basis more than 150% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if Buyer is unable to maintain or obtain the insurance called for by this Section 6.8(b) Buyer shall use all reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount.


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



            (c) In the event Buyer or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, assume the obligations set forth in this section.

            (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      6.9. Subsequent Interim Financial Statements. --------------------------------------- As soon as reasonably available, but in no event later than March 31, 1997, the Company will deliver to Buyer, its Annual Reports on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, Buyer will deliver to the Company, and the Company will deliver to Buyer, their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act.

      6.10. Additional Agreements.
            --------------------- In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Bank Merger Agreement or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Subsidiary Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

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      6.11. Advice of Changes.
            ----------------- Buyer and the Company shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by the Company or Buyer, as the case may be, with the respective covenants and agreements of such parties contained herein.

      6.12. Current Information.
            ------------------- During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Buyer and to report the general status of the ongoing operations of the Company and its Subsidiaries. Each of the parties will promptly notify the other of any material change in the normal course of business or in the operation of the properties of it or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving it or any of its Subsidiaries, and will keep the other fully informed of such events.


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



      6.13. Directorships.
            ------------- (a) Buyer shall cause its Board of Directors to be expanded by two members and shall appoint Herbert W. Jorgensen and Enos K. Fry (such persons, and any substitute person as provided in the last sentence of this paragraph, the "Nominees") to fill the vacancies on Buyer's Board of Directors created by such increase as of the Effective Time. In the event any Nominee shall be nominated and elected to a class of directors of Buyer which provides for less than a two-year term following the Effective Time, Buyer shall include such person on the list of nominees for director presented by the Board of Directors of Buyer and for which said Board shall solicit proxies at the annual meeting of shareholders of Buyer following the Effective Time at which directors of Buyer are elected for such class. In the event that any Nominee is unable to serve as a director of Buyer as a result of illness, death, resignation or any other reason, such Nominee (or in the event of the death of nominee, the other Nominee) shall select a substitute nominee to serve as a member of the Board of Directors of Buyer, subject to the approval of Buyer, which shall not be unreasonably withheld and in accordance with the Buyer's Bylaws. The provisions of this Section 6.13(a) are intended to be for the benefit of, and shall be enforceable by, each Nominee.

            (b) Following the Effective Time, Buyer shall establish an advisory board with respect to its Montgomery County operations, which shall meet at such times and at such places as Buyer shall determine. Each advisory board member shall receive annual retainer and meeting fees as determined by the Board of Directors of Buyer. Buyer's obligations under this Section 6.13(b) shall continue for a period of three years following the Effective Time. Herbert W. Jorgensen shall serve as the chairman of such advisory board.

      6.14. Accountants' Letters.
            -------------------- Each of Buyer and the Company shall use its commercially reasonable efforts to cause to be delivered to the other party a letter of its respective independent

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



public accountants dated (i) the date on which the S-4 shall become effective and (ii) a date shortly prior to the Effective Time, and addressed to such other party, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Financial Accounting Standards No. 72.

      6.15. Execution and Authorization of Bank Merger Agreement. ---------------------------------------------------- As soon as reasonably practicable after the date of this Agreement, (a) Buyer shall (i) cause the Board of Directors of Buyer Bank to approve the Bank Merger Agreement,
(ii) cause Buyer Bank to execute and deliver the Bank Merger Agreement, and
(iii) approve the Bank Agreement as the sole shareholder of Buyer Bank, and (b) the Company shall (i) cause the Board of Directors of the Bank to approve the Bank Merger Agreement, (ii) cause the Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole stockholder of the Bank. The Bank Merger Agreement shall be in the form attached hereto as Exhibit 6.15.



                                  ARTICLE VII
                             CONDITIONS PRECEDENT

      7.1. Conditions to Each Party's Obligation To Effect the Merger. ---------------------------------------------------------- The
respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:


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



            (a) Shareholder Approval.
                -------------------- This Agreement shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon and by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Buyer Common Stock entitled to vote thereon.

            (b) NASDAQ Approval.
                --------------- The shares of Buyer Common Stock which shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for quotation on NASDAQ, subject to official notice of issuance.

            (c) Other Approvals.
                --------------- All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger and the Subsidiary Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

            (d) S-4.
                --- The S-4 shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

            (e) No Injunctions or Restraints; No Illegality.
                -------------------------------------------  No order,
injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Subsidiary Merger or any of the other transactions contemplated by this Agreement, the Bank Merger Agreement and the Option Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted,

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



entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Subsidiary Merger.

      7.2.  Conditions to Obligations of Buyer.
            ----------------------------------   The obligations of Buyer to
effect the Merger is also subject to the satisfaction or waiver by Buyer at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties.
                ------------------------------   The representations and
warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a material adverse change from the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole as represented herein. Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

            (b) Performance of Obligations of the Company.
                -----------------------------------------   The Company shall
have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.


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



            (c) Consents Under Agreements.
                ------------------------- The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation or the Surviving Bank pursuant to the Merger or the Subsidiary Merger, as the case may be, to any obligation, right or interest of the Company or any Subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or is otherwise bound shall have been obtained, except those consents or approvals for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Buyer (after giving effect to the transactions contemplated hereby).

            (d) No Pending Governmental Actions.
                -------------------------------  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

            (e) Federal Tax Opinion.
                ------------------- Buyer shall have received an opinion of Muldoon, Murphy & Faucette, counsel to Buyer ("Buyer's Counsel"), in form and substance reasonably satisfactory to Buyer, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

                  (i) No gain or loss will be recognized by the Buyer or the Company as a result of the Merger, except to the extent the Company or the Bank may be required to recognize any income due to the recapture of bad debt reserves.


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



                  (ii) No gain or loss will be recognized by the stockholders of the Company who exchange all of their Company Common Stock solely for Buyer Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Buyer Common Stock);

                  (iii) The aggregate tax basis of the Buyer Common Stock received by shareholders who exchange all of their Company Common Stock solely for Buyer Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractual share interest for which cash is received).

      In rendering such opinion, the Buyer's Counsel may require and rely upon representations and covenants contained in certificates of officers of Buyer, the Company and others.

            (f) Pooling of Interests.
                -------------------- Buyer shall have received a letter from Coopers & Lybrand L.L.P., addressed to Buyer, dated as of the Effective Time, to the effect that, based on a review of this Agreement and related agreements (including without limitation the agreements referred to in Section 6.5 hereof) and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under GAAP.

            (g) Proof of Title.
                -------------- The evidence of good and marketable title or the evidence of valid and enforceable leases for the Company's branch offices, as referred to in Section 3.23 of this Agreement, shall have been delivered to the Buyer in a form reasonably satisfactory to the Buyer,

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



except where the Company's failure to establish either good and marketable title or valid and enforceable leases would not have a Material Adverse Effect on the Company.

      7.3.  Conditions to Obligations of the Company.
            ----------------------------------------  The obligation of the
Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

            (a) Representations and Warranties
                ------------------------------  The representations and
warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a material adverse change from the business, financial condition or results of operations of Buyer and its Subsidiaries taken as a whole as represented herein. The Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to the foregoing effect.

            (b) Performance of Obligations of Buyer.
                -----------------------------------  Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.


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



            (c) Consents Under Agreements.
                ------------------------- The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Buyer or any of its Subsidiaries is a party or is otherwise bound shall have been obtained, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Buyer (after giving effect to the transactions contemplated hereby).

            (d) No Pending Governmental Actions.
                -------------------------------    No Pending proceeding
initiated by any Governmental Entity seeking an Injunction shall be pending.

            (e) Federal Tax Opinion.
                -------------------   The Company shall have received an opinion
of the Buyer's Counsel, in form and substance reasonably satisfactory to the Company, dated as of the Effective Date, substantially to the effect set forth in Section 7.2(e) herein.

            (f) Pooling of Interests.
                -------------------- Buyer shall have received a letter from Coopers & Lybrand L.L.P, addressed to Buyer, dated as of the Effective Time, to the effect that, based on a review of this Agreement and related agreements (including without limitation the agreements referred to in Section 6.5 hereof) and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under GAAP.



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                                 ARTICLE VIII
                           TERMINATION AND AMENDMENT

      8.1.  Termination.
            -----------   This Agreement may be terminated at any time prior to
the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Buyer:

            (a) by mutual consent of the Company and Buyer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

            (b) by either Buyer or the Company upon written notice to the other party (i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

            (c) by either Buyer or the Company if the Merger shall not have been consummated on or before December 31, 1997, unless the failure of the Closing to occur by such date

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



shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

            (d) by either Buyer or the Company (provided that the terminating party shall not be in material breach of any of its obligations under Section
6.3 and any related obligations hereunder) if any approval of the stockholders of either of the Company or Buyer required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

            (e) by either Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.l(e) unless the breach of any representation or warranty, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 7.2(a) (in the case of a breach of a representation or warranty by the Company) or Section 7.3(a) (in the case of a breach of a representation or warranty by Buyer);

            (f) by either Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this

Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto;

            (g) by the Company, by action of its Board of Directors by giving written notice of such election to Buyer within two business days after the Valuation Period (as defined below) in the event the Average Closing Price (as defined below), is less than $35.625 per share; provided, however, that no right of termination shall arise under this Section 8.1(g) if Buyer elects within five business days of receipt of such written notice to notify the Company in writing that it has increased the Exchange Ratio such that the value of the product of such increased Exchange Ratio and the Average Closing Price is not less than $26.006 per share. As used herein, the term "Average Closing Price" means the average closing sales price per share of Buyer Common Stock on NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the 10 consecutive trading days (the "Valuation Period") ending on the date on which the last approval of all the regulatory approvals required to consummate the transactions is obtained, without regard to any requisite waiting period in respect thereof;

            (h) by Buyer, if the Board of Directors of the Company does not publicly recommend in the Proxy Statement that the Company's stockholders approve and adopt this Agreement or if, after recommending in the Proxy Statement that stockholders approve and adopt this Agreement, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Buyer; or

            (i) by the Company, if the Board of Directors of Buyer does not publicly recommend in the Proxy Statement that Buyer's shareholders approve and adopt this Agreement or if,

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



after recommending in the Proxy Statement that stockholders approve and adopt this Agreement, the Board of Directors of Buyer shall have withdrawn, modified or amended such recommendation in any respect materially adverse to the Company.

      8.2.  Effect of Termination; Expenses.
            -------------------------------  In the event of termination of this
Agreement by either Buyer or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except that (i) the last sentence of each of Sections 6.2(a) and 6.2(b), and Sections 8.2 and 9.3, shall survive any termination of this Agreement, (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement and (iii) in the event that both an Initial Triggering Event and a Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event (as such terms are defined in the Option Agreement), then, in lieu of any other amounts payable by the Company hereunder, but in addition to the Company's obligations under the Option Agreement, the Company shall pay to Buyer a Termination Fee of $1,700,000.

      8.3.  Amendment.
            --------- Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either the Company or Buyer; provided, however, that after any approval of this Agreement by Buyer's or the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company stockholders hereunder other than as contemplated

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



by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4.  Extension; Waiver.
            ----------------- At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX
                              GENERAL PROVISIONS

      9.1.  Closing.
            ------- Subject to the terms and conditions of this Agreement and the Bank Merger Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first day which is (a) the last business day of a month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Sections 7.1(a) and 7.1(c) hereof (the "Closing Date"), at the offices of Buyer's Counsel unless another time, date or place is agreed to in writing by the parties hereto.


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      9.2.  Nonsurvival of Representations, Warranties and Agreements.
            ---------------------------------------------------------  None of
the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

      9.3.  Expenses.
            -------- All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy Statement to the shareholders of the Company and Buyer shall be borne equally by Buyer and the Company, and all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger, the Subsidiary Merger and the other transactions contemplated hereby, shall be borne equally by Buyer and the Company, provided further, however, that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

      9.4.  Notices.
            ------- All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



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            (a)   if to Buyer, to:

                              Provident Bankshares Corporation
                              114 East Lexington Street
                              Baltimore, Maryland  21202
                              Attn: Robert L. Davis
                                    General Counsel and Secretary

                  with a copy to:

                              Muldoon, Murphy & Faucette
                              501 Wisconsin Avenue, NW, Suite 508
                              Washington, D.C. 20016
                              Attn: Mary M. Sjoquist, Esq.

            (b)   if to the Company, to:

                              First Citizens Financial Corp.
                              22 First Field Road
                              Gaithersburg, Maryland  20878
                              Attn: Enos K. Fry
                                    Vice Chairman of the Board and
                                    President

                  with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                              New York, New York  10022
                              Attn: William S. Rubenstein, Esq.


      9.5.  Interpretation.
            --------------   When a reference is made in this Agreement to
Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 10, 1997.


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      9.6.  Counterparts
            ------------ This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      9.7.  Entire Agreement.
            ---------------- This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Bank Merger Agreement, the Option Agreement and the Confidentiality Agreement.

      9.8.   Governing Law.
             -------------   This Agreement shall be governed and construed in
accordance with the laws of the State of Maryland, without regard to any applicable conflicts of law.

      9.9.  Enforcement of Agreement.
            ------------------------ The parties hereto agree that irreparable damage would occur in the event that the provisions contained in the last sentence of Section 6.2(a) and the last sentence of Section 6.2(b) of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentence of
Section 6.2(a) and of the last sentence of Section 6.2(b) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.10. Severability.
            ------------ Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such

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invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      9.11. Publicity.
            --------- Except as otherwise required by law or the rules of NASDAQ, so long as this Agreement is in effect, neither Buyer nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

      9.12. Assignment; No Third Party Beneficiaries. ---------------------------------------- Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.



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      IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                              PROVIDENT BANKSHARES CORPORATION

                              By:   /s/ Carl W. Stearn
                                 --------------------------------------
                                    Name:  Carl W. Stearn
                                    Title: Chairman of the Board and
                                           Chief Executive Officer
Attest:

/s/ Robert L. Davis
---------------------------
Name:   Robert L. Davis
Title:  General Counsel

                              FIRST CITIZENS FINANCIAL CORP.

                              By: /s/ Enos K. Fry
                                 --------------------------------------
                                    Name:  Enos K. Fry
                                    Title: Vice Chairman of the Board
                                           and President

Attest:

/s/ Barbara Guy
---------------------------
Name:    Barbara Guy
Title:   Corporate Secretary